UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 11, 2017

Date of Report (Date of earliest event reported)

North America Frac Sand, Inc.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-54757	20-8926549
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 North Jefferson Street, Ossian, Indiana 46777

(Address of Principal Executive Offices) (Zip Code)

(260) 490-9990

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2017 the Board of Directors of the Company received the resignation of David Alexander from all positions with the company and has simultaneously appointed Joseph Kistler as a director and Interim CEO and CFO, effective immediately. Joseph Kistler is 33 years old and graduated from John A. Logan College in 2005 with an associate’s degree in Criminal Justice. After college, Mr. Kistler worked in a family owned swine operation until 2016 with the oversight of several facilities that encompassed the breeding, growing and sale cycles of swine.  Since 2016 Mr. Kistler has been self-employed as an independent contractor for the National Oil Company in which he oversees sales and delivery of different types of fuel products. Based upon the background and experience, Company principals believe that Mr. Kistler is eminently qualified to discharge the duties required for the officer and directorship of the Company.

Section 8 – Other Events

Item 8.01 Other Events.

On December 12, 2017, the Company moved its headquarters address to 215 North Jefferson Street, Box 591, Ossian, Indiana 46777 and changed the phone number for the company to 260-490-9990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

North America Frac Sand, Inc.

Dated: December 13, 2017	/s/ Joseph Kistler
Joseph Kistler
Chief Executive Officer